Execution Copy


                             AMENDMENT NO. 2 TO THE
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT



                                                       Dated as of June 30, 1997

                  AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT among WHEELING-PITTSBURGH STEEL COMPANY, a Delaware corporation (the "BORROWER"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "LENDERS") and CITIBANK, N.A., as agent (the "AGENT"), and as issuing agent (the "ISSUING AGENT").

                  PRELIMINARY STATEMENTS:

                  (1) The Borrower, the Lenders, the Agent and the Issuing Agent have entered into a Second Amended and Restated Credit Agreement dated as of December 28, 1995 (as amended, supplemented or otherwise modified through the date hereof, the "CREDIT AGREEMENT"). Capitalized terms not otherwise defined in this Amendment have the meanings specified in the Credit Agreement.

                  (2) The Borrower and the Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

                  SECTION  1.  AMENDMENTS  TO  CREDIT   AGREEMENT.   The  Credit
Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

                  (a) Section 1.01 is amended by adding the following defined terms in appropriate alphabetical order:

                           "AMENDMENT TERMINATION DATE" means the earlier of (a)
                  the date that is 30 days after the Plant Restart Date and (b) October 30, 1997.

                           "PLANT  RESTART  DATE"  means  60 days  after  hourly
                  workers formerly covered by the labor agreement with the USWA which expired on October 1, 1996 return to work.

                  (b) Section 3.3 is amended by adding a new subsection (e) to read as follows:

                           (e) For any Loan  made or  Letter  of  Credit  issued
                  during the period starting June 30, 1997 and ending on the Amendment Termination Date, WHX shall have made Parent Loans to the Borrower during such period in an amount not less than the requested Loan or the stated amount of the requested Letter of Credit, PROVIDED that the aggregate amount of such Parent Loans required to be made during such period shall not exceed the cumulative amount set forth below for each of the months set forth:

                       Period from
                  June 30, 1997 Through              Cumulative Amount
                  ---------------------              -----------------
                  July 31, 1997                         $ 6,000,000
                  August 31, 1997                        11,000,000
                  September 30,1997                      16,000,000
                  October 31, 1997                       22,000,000

                  (c) Section 5.1 is amended (i) by deleting the words "shall maintain for" and substituting therefor the words "shall maintain as of the last day of" and (ii) by adding after the amount set opposite the date September 30, 1997 the words "or, if the Amendment Termination Date has not occurred, $285,000,000".

                  (d) Section 5.2 is amended (i) by deleting the words "shall maintain for" and substituting therefor the words "shall maintain as of the last day of"and (ii) by adding after the ratio set opposite the date September 30, 1997 the words "or, if the Amendment Termination Date has not occurred, 4.20: 1.00".

                  (e) Section 5.3 is amended (i) by deleting the words "shall maintain for" and substituting therefor the words "shall maintain as of the last day of" and (ii) by adding after the amount set opposite the date September 30, 1997 the words "or, if the Amendment Termination Date has not occurred, none".

                  (f) Section 5.4 is amended (i) by deleting the words "shall maintain for" and substituting therefor the words "shall maintain as of the last day of" and (ii) by adding after the amount set opposite the date September 30, 1997 the words "or, if the Amendment Termination Date has not occurred, $(115,000,000)".

                  SECTION 2. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date first above written on the Business Day when, and only when, the following conditions shall have been satisfied:

                  (a) The Agent shall have received counterparts of this Amendment executed by the Borrower, each other Loan Party and the Majority Lenders or, as to

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
         any of the Lenders, advice satisfactory to the Agent that such Lenders have executed this Amendment.

                  (b) The Agent shall have received a certificate signed by a duly authorized officer of the Borrower stating that:

                           (i) The representations  and warranties  contained in
                  the Credit Agreement and each Loan Document are correct on and as of the date of such certificate as though made on and as of the date hereof other than any such representations or warranties that, by their terms, refer to a date other than the date of such certificate; and

                           (ii) No event has  occurred  and is  continuing  that
                  constitutes a Default or an Event of Default.

The effectiveness of this Amendment is conditioned upon the accuracy of the factual matters described herein. This Amendment is subject to the provisions of
Section 10.1 of the Credit Agreement.

                  SECTION 3. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE NOTES. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in each of the Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

                  (b) The Credit Agreement and each of the Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Agent, or the Issuing Agent under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document.

                  SECTION 4. COSTS AND EXPENSES. The Borrower agrees to pay on demand all costs and expenses of the Agent and the Issuing Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent and the Issuing Agent) in accordance with the terms of Section 10.4(a) of the Credit Agreement.


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
                  SECTION 5. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 6. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                    BORROWER

                                          WHEELING-PITTSBURGH STEEL
                                          CORPORATION


                                          By:_______________________________
                                          Name:
                                          Title:



                                    AGENT

                                          CITIBANK, N.A., as Agent


                                          By:_______________________________
                                          Name:
                                          Title:




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
                                    LENDERS

                                          CITICORP USA, INC.


                                          By:_______________________________
                                             Name:
                                             Title:



                                          CORESTATES BANK, N.A.


                                          By:_______________________________
                                             Name:
                                             Title:



                                          BANKAMERICA BUSINESS CREDIT, INC.


                                          By:_______________________________
                                             Name:
                                             Title:



                                          STAR BANK, N.A.


                                          By:_______________________________
                                             Name:
                                             Title:




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



                                          NATIONSBANK, N.A.


                                          By:_______________________________
                                             Name:
                                             Title:



                                          NATIONAL CITY COMMERCIAL
                                           FINANCE, INC.


                                          By:_______________________________
                                             Name:
                                             Title:



                                    ISSUER (AND NOT LENDER)

                                          CITIBANK, N.A.


                                          By:_________________________________
                                             Name:
                                             Title:



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

CONSENTED TO AND ACKNOWLEDGED:


WHEELING-PITTSBURGH CORPORATION


By:_______________________________________________
                                            Title:



WHEELING CONSTRUCTION PRODUCTS, INC.


By:_______________________________________________
                                            Title:



PITTSBURGH-CANFIELD CORPORATION


By:_______________________________________________
                                            Title:



UNIMAST INCORPORATED


By:_______________________________________________
                                            Title:



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